UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 26, 2009 (May 22, 2009)
Date of report (Date of earliest event reported)
ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)
Registrant’s telephone number, including area code: (724) 837-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (c) On May 22, 2009, Allegheny Energy, Inc. (“AE”) announced that it has appointed Rodney L. Dickens to serve, effective June 8, 2009, as President of its electric transmission and distribution business, Allegheny Power, which includes Monongahela Power Company, The Potomac Edison Company and West Penn Power Company. Mr. Dickens, who will also serve as Vice President of AE, was most recently Vice President, Asset Management & Centralized Services with Public Service Electric & Gas Company, where he has worked in various capacities for the past 32 years.
     Mr. Dickens will receive a base salary of $350,000 per year, and will be eligible to receive annual incentive compensation under AE’s Annual Incentive Plan, with a target bonus opportunity of 50% of his base salary and a maximum bonus opportunity of 100% of his base salary, provided that his bonus for 2009 will be prorated to reflect his period of employment for 2009. Additionally, Mr. Dickens will be entitled to equity grants under AE’s 2008 Long-Term Incentive Plan consisting of (i) 17,953 stock options, which will vest in three equal annual installments from 2010 through 2012 and (ii) 4,710 performance shares, with a performance period of January 1, 2009 through December 31, 2011. Mr. Dickens will be eligible to participate in AE’s Supplemental Executive Retirement Plan, as well as in certain other employee benefit and compensation plans maintained by AE, and will be entitled to benefits under AE’s Executive Severance Plan and Executive Change in Control Severance Plan, in each case as a Tier I participant.
     A copy of the press release announcing the appointment of Mr. Dickens is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on May 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: May 26, 2009	By:	/s/ David M. Feinberg
		Name:	David M. Feinberg
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on May 22, 2009.